EXHIBIT 10.3


                      AMERICAN MEDICAL SECURITY GROUP, INC.
                              EQUITY INCENTIVE PLAN
                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT

     You have been selected to be a Participant in the American Medical Security Group, Inc. Equity Incentive Plan (the "Plan"), as specified below:

PARTICIPANT: _________________________
DATE OF GRANT: _______________________
DATE OF EXPIRATION: __________________
NUMBER OF SHARES COVERED BY THIS OPTION: _____________ Shares
OPTION PRICE: _________________ per Share

     THIS AGREEMENT, effective as of the Date of Grant set forth above, is between American Medical Security Group, Inc., a Wisconsin corporation (the "Company") and the Participant named above pursuant to the provisions of the Plan. Unless otherwise indicated, capitalized terms used herein shall have the meanings assigned to such terms under the Plan, a copy of which is attached hereto and incorporated herein. In consideration of the foregoing, the parties hereto agree as follows:

     1. GRANT OF STOCK OPTION. The Company hereby grants to Participant the option (the "Option(s)") to purchase the number of Shares of common stock of the Company set forth above at the above-stated Option Price, which is one hundred percent (100%) of the Fair Market Value on the Date of Grant, subject to the terms and conditions of the Plan and this Agreement. This award is intended to be a Nonqualified Stock Option, and therefore is not subject to Section 422 of the Code.

     2. VESTING OF STOCK OPTION.Except as hereinafter provided, with respect to the Options granted hereunder, vesting shall occur at a rate of thirty-three and one third percent (33-1/3%) per year beginning on the first anniversary of the Date of Grant and each subsequent anniversary date thereafter, provided the Participant remains a Director of the Company.

     3. EXERCISABILITY OF OPTION. The Options are exercisable at any time after six months following the Date of Grant, in whole or in part, but only if all of the following conditions are met at the time of exercise:

          (a) The Options to be exercised are vested as described in Section 2 above;

          (b) The date of exercise is on or before the Date of Expiration set forth above;

          (c) The Options to be exercised are exercised only in compliance with the Company's then current Insider Trading Policy; and

          (d) Participant is a Director of the Company or any present or future parent, subsidiary or Affiliate of the Company; or, if he or she is no longer a Director, the date of exercise is in accordance with the provisions of this Agreement and the Plan.

     4. TERMINATION OF DIRECTORSHIP BY DEATH. In the event the Participant's tenure as a Director is terminated by reason of death, all outstanding Options granted pursuant to this Agreement shall immediately vest one hundred percent (100%), and shall remain exercisable for a period ending on the earlier of (i) the Date of Expiration identified above, or (ii) one (1) year after the date of the Participant's death.

     5. TERMINATION OF DIRECTORSHIP BY DISABILITY. In the event the Participant's tenure as a Director is terminated by reason of Disability, all outstanding Options granted pursuant to this Agreement shall immediately vest one hundred percent (100%) as of the date the Compensation Committee (the "Committee") determines the definition of Disability to have been satisfied, and shall remain exercisable for a period ending on the earlier of (i) the Date of Expiration identified above, or (ii) one (1) year after the date the Committee determines the definition of Disability to have been satisfied.

     6.  TERMINATION  OF   DIRECTORSHIP   BY  RETIREMENT.   In   the  event  the
Participant's tenure as a Director is terminated by reason of Retirement (as hereinafter defined), all outstanding Options granted pursuant to this Agreement shall immediately vest one hundred percent (100%), and shall remain exercisable for a period ending on the earlier of (i) the Date of Expiration identified above, or (ii) the end of the third (3rd) year following the date of termination of the Participant's tenure as a Director by reason of Retirement. Retirement shall mean (a) a Director's determination after serving a full three-year term not to stand for reelection to the Board of Directors at the next annual meeting of the Board, (b) the inability of the Director to stand for reelection to the Board due to age guidelines adopted by the Board, or (c) a Director's resignation from the Board after reaching seventy (70) years of age.

     7. DIRECTORSHIP TERMINATION FOLLOWED BY DEATH. In the event the Participant's tenure as a Director terminates by reason of Disability or Retirement, and within the exercise period allowed by the Committee following such termination the Participant dies, then the remaining exercise period under outstanding Options shall equal the longer of: (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the termination as a Director.

     8. TERMINATION OF DIRECTORSHIP FOR OTHER REASONS. If the Participant's tenure as a Director shall terminate for any reason other than death, Disability, or Retirement (and other than for Cause), all Options held by the Participant which are not vested as of the effective date of termination as a Director immediately shall be forfeited to the Company. However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options subject to such terms as the Committee, in its sole discretion, deems appropriate.

     Options which are vested as of the effective date of termination as a Director may be exercised by the Participant within the period beginning on the effective date of termination as a Director, and ending on the earlier of (i) the Date of Expiration identified above, or (ii) six (6) months after the date of termination as a Director.

     If the Participant's tenure as a Director shall be terminated by the Company for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

     9. CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Plan) which occurs prior to the Participant's termination as a Director, Participant's right to exercise the Options shall vest fully as of the first date that the definition of Change in Control has been fulfilled, and shall become immediately exercisable in accordance with the terms of this Agreement and the Plan, without regard to the six month wait under Section 3 hereof.

     10. RESTRICTIONS ON TRANSFER. The Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and shall be exercisable during Participant's lifetime only by Participant or Participant's legal representative, except that the Options may be transferred by the Participant to the Participant's spouse, children or grandchildren or a trust for the benefit of such spouse, children or grandchildren. In the event the Options are transferred, they shall remain subject to this Agreement and the Plan.

     11. RECAPITALIZATION. In the event there is any change in the Shares of the Company through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of shares, or otherwise, the number and class of Shares subject to the Options, and/or the Option Price, shall be adjusted as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

     12. PROCEDURE FOR EXERCISE OF OPTIONS. The Options may be exercised by giving written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice is to be received by the Secretary on or before the date on which the Options are to be exercised. Such notice (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option and the total purchase price; and (c) shall be accompanied by payment in full of the Option Price of the Shares to be purchased.

     The Option Price upon exercise of the Options shall be payable to the Company in full either (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); (b) by tendering previously acquired Shares (held at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total price of the Shares for which the Option is being exercised; (c) unless otherwise determined by the Committee, through a "cashless exercise" procedure under which there is delivery to a securities broker of an irrevocable direction to sell Shares and to deliver all or part of the sales proceeds to the Company, pursuant to the terms and conditions specified in the Plan; or (d) by a combination of
(a), (b) and (c).

     As promptly as practicable after receipt of such notice and payment, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the Shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The Company shall maintain a record of all information pertaining to Participant's rights under this Agreement, including the number of Shares for which the Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     Notwithstanding the foregoing, the Company need not issue or deliver such Shares unless and until, in the opinion of the Company's counsel, all applicable requirements of law, including registration of such Shares under the Securities Act of 1933 pertaining to the sale and issuance of such Shares and all applicable listing requirements of any national securities exchange on which the Shares are listed, have been complied with.

     13. RIGHTS AS A STOCKHOLDER. Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Option Agreement until such time as the purchase price has been paid and the Shares have been issued and delivered to him or her.

     14. TENURE AS A DIRECTOR. This Agreement shall not confer upon Participant any right to continuance of tenure as a Director of the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her tenure at any time.

     15. MISCELLANEOUS.

          (a) This Agreement and the rights of Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Share acquired pursuant to the exercise of the Options, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Participant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

          (b) With the approval of the Board of Directors of the Company, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect Participant's vested rights with respect to Options granted under this Agreement.

          (c) This Agreement may be amended by written agreement of the Participant and the Company at any time.

          (d) In the event federal, state, or local taxes become required by law to be withheld with respect to any exercise of Participant's rights under this Agreement, the Company shall have the authority, without the
     Participant's written consent, to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy such taxes.

          Participant may elect, unless otherwise determined by the Committee in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the minimum amount required to be withheld. All elections shall be irrevocable and in writing, and shall be signed by Participant, and shall be made in accordance with rules set forth in Section 15.2 of the Plan.

          (e) Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising Participant's rights under this Agreement.

          (f) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA").

          (g) This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (h) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the Date of Grant.

                                           AMERICAN MEDICAL SECURITY GROUP, INC.


                                           By:__________________________________
                                              John R. Wirch
                                              Vice President, Human Resources


                                           _____________________________________
                                           Participant